          As filed with the Securities and Exchange Commission on March 31, 2003
                                               Registration No. 333 -___________
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                  QUOVADX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                                                               85-0373486
(STATE OR OTHER JURISDICTION OF        6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1000               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                ENGLEWOOD, COLORADO 80111                     IDENTIFICATION NUMBER)
                                                     (303) 488-2019
                     (ADDRESS , INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                      AMENDED AND RESTATED 1997 STOCK PLAN,
             AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN,
               AMENDED AND RESTATED 1999 DIRECTOR OPTION PLAN, AND
            AMENDED AND RESTATED 2000 NONSTATUTORY STOCK OPTION PLAN
                           (COLLECTIVELY, THE "PLANS")

                             LINDA K. WACKWITZ, ESQ.
                          EXECUTIVE VICE PRESIDENT AND
                                 GENERAL COUNSEL
                                  QUOVADX, INC.
                   6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1000
                            ENGLEWOOD, COLORADO 80111
                                 (303) 488-2019
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                          ARTHUR F. SCHNEIDERMAN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

                                                                                    PROPOSED          PROPOSED
                                                                      AMOUNT         MAXIMUM          MAXIMUM
                                                                       TO BE        OFFERING         AGGREGATE        AMOUNT OF
                       TITLE OF EACH CLASS OF                       REGISTERED        PRICE       OFFERING PRICE    REGISTRATION
                     SECURITIES TO BE REGISTERED                        (1)       PER SHARE (2)         (2)             FEE
------------------------------------------------------------------ -------------- -------------- ------------------ -------------
Common Stock, $.01 par value, reserved for issuance
   under the Amended and Restated 1997 Stock Plan.................   1,224,000         $1.93           $2,362,320      $191.11

Common Stock, $.01 par value, reserved for issuance
   under the Amended and Restated 1999 Employee Stock
   Purchase Plan..................................................     500,000         $1.93             $965,000       $78.07

Common stock, $.01 par value, reserved for issuance
   under the Amended and Restated 1999 Director Option Plan ......     200,000         $1.93             $386,000       $31.23

Common stock, $.01 par value, reserved for issuance
   under the Amended and Restated 2000 Nonstatutory Stock
   Option Plan ...................................................   1,200,000         $1.93           $2,316,000      $187.36

TOTAL.............................................................   3,124,000                         $6,029,320      $487.77

 (1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Company's Common Stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Company's Common Stock.

(2) Pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, the maximum offering price, per share and in aggregate, and the registration fee, were calculated based upon the last sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on March 31, 2003.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

         Quovadx, Inc. (formerly XCare.net, Inc.), a Delaware corporation (the "Company" or "Registrant"), is filing with the United States Securities and Exchange Commission (the "Commission") this Registration Statement on Form S-8 ("Registration Statement") to register the following shares of the Company's Common Stock:

         1. 1,224,000 additional shares of the Company's Common Stock which have been reserved for issuance under the Company's Amended and Restated 1997 Stock Plan (the "1997 Stock Plan"), as a result of certain automatic annual increases in the number of authorized shares for issuance under the 1997 Stock Plan;

         2. 500,000 additional shares of the Company's Common Stock which have been reserved for issuance under the Company's Amended and Restated 1999 Employee Stock Purchase Plan (the "1999 ESPP Plan"), as a result of certain automatic annual increases in the number of authorized shares for issuance under the 1999 ESPP Plan;

         3. 200,000 additional shares of the Company's Common Stock which have been reserved for issuance under the Company's Amended and Restated 1999 Director Option Plan (the "1999 Director Option Plan"), as a result of certain automatic annual increases in the number of authorized shares for issuance under the 1999 Director Option Plan; and

         4. 1,200,000 shares of the Company's Common Stock which have been reserved for issuance under the Company's Amended and Restated 2000 Nonstatutory Stock Option Plan (the "2000 NSO Plan"), as a result of certain permitted increases in the number of authorized shares for issuance under the 2000 NSO Plan.

         The current registration of 1,224,000, 500,000, 200,000 and 1,200,000 shares of the Company's Common Stock will increase the number of shares registered under the 1997 Stock Plan, the 1999 ESPP Plan, the 1999 Director Option Plan and the 2000 NSO Plan to 6,868,414, 1,828,165, 814,083 and 3,200,000
shares, respectively.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), Commission file number 000-29273, are incorporated by reference in this Registration Statement:

         o The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 31, 2003;

         o The Company's Proxy Statement for the Company's 2002 Annual Stockholders Meeting filed with the Commission on April 30, 2002; and

         o The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 1, 2000 and declared effective February 9, 2000 by the Commission, pursuant to Section 12 of the Exchange Act, including any amendment or report filed thereafter for the purpose of updating such description.

         In addition, all documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement, which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be part hereof from the date of filing such documents or reports.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities being registered by this Registration Statement has been passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Arthur F. Schneiderman, a member of Wilson Sonsini Goodrich & Rosati, is the Secretary of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         The certificate of incorporation, as amended, and bylaws, as amended, of the Company provides in effect that, subject to certain limited exceptions, the Company may indemnify its directors and officers to the extent authorized or permitted by the Delaware General Corporation Law. The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Company has entered into contracts with its directors and officers providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.



       EXHIBIT
       NUMBER                                 EXHIBIT
       -------                                -------

         4.1 Specimen stock certificate representing shares of Common Stock of Quovadx, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed as of October 16, 2001, Commission File No. 000-29273).

         4.2      Amended and Restated Certificate of Incorporation of
                  XCare.net, Inc. (incorporated by reference as Exhibit 3.2 to
                  Amendment No. 2 to the Registration Statement on Form S-1 of the Company, filed as of January 12, 2000, Registration No.
                  333-90165).

         4.4      Certificate of Amendment of Restated Certificate of
                  Incorporation of XCare.net, Inc. (incorporated by reference as Exhibit 3.4 to Amendment No. 2 to the Registration Statement on Form S-1 of the Company, filed as of January 12, 2000, Registration No. 333-90165).

         4.5      Bylaws of XCare.net, Inc. (incorporated by reference to
                  Exhibit 3.3 to the Registration Statement on Form S-1 of the
                  Company, filed as of November 2, 1999, Registration No.
                  333-90165)

         4.6      Amended and Restated 1997 Stock Plan and related agreements
                  (incorporated by reference to Exhibit 4.1 to the Registration
                  Statement on Form S-8 of the Company, filed as of May 16, 2002, Registration No. 333-88408)

         4.7* Amended and Restated 1999 Employee Stock Purchase Plan and related agreements

         4.8 Amended and Restated 1999 Director Option Plan and related agreements (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of the Company, filed as of May 16, 2002, Registration No. 333-88408)

         4.9* Amended and Restated 2000 Nonstatutory Stock Option Plan and related agreements

         5.1* Opinion of Counsel as to legality of securities being registered

         23.1*    Consent of PricewaterhouseCoopers LLP, Independent Accountants

         23.2*    Consent of Ernst & Young LLP, Independent Auditors

         23.3*    Consent of Counsel (included in Exhibit 5.1)

         24.1*    Power of Attorney (see signature page)

*        Filed herewith.

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.











                    [Remainder page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 28, 2003.

                           QUOVADX, INC.

                           By:      /S/ LINDA K. WACKWITZ
                               -----------------------------------------------
                               Linda K. Wackwitz
                               Executive Vice President and General Counsel

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda K. Wackwitz and Gary T. Scherping, jointly and severally, as attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any and all amendments (including without limitation, post effective amendments) or supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                      TITLE                                    DATE
                ---------                                      -----                                    ----

      /S/ LORINE R. SWEENEY                 President and Chief Executive Officer
--------------------------------------         (Principal Executive Officer) and Director          March 28, 2003
          Lorine R. Sweeney

      /S/ GARY T. SCHERPING                 Executive Vice President and Chief Financial
--------------------------------------         Officer (Principal Financial Officer and            March 28, 2003
          Gary T. Scherping                    Principal Accounting Officer)


      /S/ JEFFREY M. KRAUSS                        Chairman of the Board and Director              March 28, 2003
--------------------------------------
          Jeffrey M. Krauss

      /S/ FRED L. BROWN                                          Director                          March 28, 2003
--------------------------------------
          Fred L. Brown

      /S/ J. ANDREW COWHERD                                      Director                          March 28, 2003
--------------------------------------
          J. Andrew Cowherd

      /S/ JAMES B. HOOVER                                        Director                          March 28, 2003
--------------------------------------
          James B. Hoover

      /S/ CHARLES J. ROESSLEIN                                   Director                          March 28, 2003
--------------------------------------
          Charles J. Roesslein

      /S/ JAMES A. GILBERT                                       Director                          March 28, 2003
--------------------------------------
          James A. Gilbert

      /S/ JOSEPH G. BLESER                                       Director                          March 28, 2003
--------------------------------------
          Joseph G. Bleser

                                INDEX TO EXHIBITS





       EXHIBIT
       NUMBER                              EXHIBIT
       -------                             -------

         4.1 Specimen stock certificate representing shares of Common Stock of Quovadx, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed as of October 16, 2001, Commission File No. 000-29273)

         4.2      Amended and Restated Certificate of Incorporation of
                  XCare.net, Inc. (incorporated by reference as Exhibit 3.2 to
                  Amendment No. 2 to the Registration Statement on Form S-1 of the Company, filed as of January 12, 2000, Registration No.
                  333-90165)

         4.4      Certificate of Amendment of Restated Certificate of
                  Incorporation of XCare.net, Inc. (incorporated by reference as Exhibit 3.4 to Amendment No. 2 to the Registration Statement on Form S-1 of the Company, filed as of January 12, 2000, Registration No. 333-90165)

         4.5      Bylaws of XCare.net, Inc. (incorporated by reference to
                  Exhibit 3.3 to the Registration Statement on Form S-1 of the
                  Company, filed as of November 2, 1999, Registration No.
                  333-90165)

         4.6      Amended and Restated 1997 Stock Plan and related agreements
                  (incorporated by reference to Exhibit 4.1 to the Registration
                  Statement on Form S-8 of the Company, filed as of May 16, 2002, Registration No. 333-88408)

         4.7* Amended and Restated 1999 Employee Stock Purchase Plan and related agreements

         4.8 Amended and Restated 1999 Director Option Plan and related agreements (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of the Company, filed as of May 16, 2002, Registration No. 333-88408)

         4.9* Amended and Restated 2000 Nonstatutory Stock Option Plan and related agreements

         5.1* Opinion of Counsel as to legality of securities being registered

         23.1*    Consent of PricewaterhouseCoopers LLP, Independent Accountants

         23.2*    Consent of Ernst & Young LLP, Independent Accountants

         23.3*    Consent of Counsel (included in Exhibit 5.1)

         24.1*    Power of Attorney (see signature page)

*        Filed herewith.